UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 19, 2009, PetroAlgae Inc. (“PetroAlgae” or the “Company”) entered into an agreement with UBS AG (“UBS“) pursuant to which the Company agreed to sell in a private placement to UBS 500,000 shares of the Company’s common stock (“Common Stock”) at a price of $8.00 per share and a warrant to purchase 500,000 shares of Common Stock at an exercise price of $15.00 per share, for an aggregate purchase price of $4,000,000.00. The securities sold in the private placement are unregistered.

The proceeds from this private placement will be used to fund the working capital needs of the Company and PA LLC, an entity in which the Company holds an approximate 81.3% membership interest on a fully-diluted basis. As of October 19, 2009, the number of shares of Common Stock outstanding (including the 500,000 shares issuable in the private placement) was 105,862,746.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: October 23, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President